                                                                     Exhibit 11


                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1996



                                                  Year Ended December 31, 1996
                                                 ------------------------------
                                                                       Fully
                                                    Primary           Diluted
                                                 ------------      ------------
Computation of weighted average
     shares outstanding:

     Common stock outstanding,
         January 1, 1996                           38,759,286        38,759,286

     Common stock issued due to
         mergers                                      710,689           710,689

     Common stock issued due to
         exercise of options                          180,287           180,287

     Shares purchased by
         the Company                                 (890,070)         (890,070)
                                                 ------------      ------------

     Weighted average shares
         outstanding                               38,760,192        38,760,192
                                                 ============      ============

Computation of net income:

     Net income                                  $ 83,610,000      $ 83,610,000
                                                 ============      ============

Computation of  per share
     earnings:

     Net income divided by weighted
         average shares outstanding              $       2.16      $       2.16
                                                 ============      ============


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 123,238 and 132,318 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material

                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1995



                                                  Year Ended December 31, 1995
                                                 ------------------------------
                                                                       Fully
                                                    Primary           Diluted
                                                 ------------      ------------
Computation of weighted average
     shares outstanding:

     Common stock outstanding,
         January 1, 1995                           35,156,104        35,156,104

     Common stock issued due to
         mergers                                    4,791,030         4,791,030

     Common stock issued due to
         exercise of options                           60,752            60,752

     Shares purchased by
         the Company                               (1,576,724)       (1,576,724)
                                                 ------------      ------------

     Weighted average shares
         outstanding                               38,431,162        38,431,162
                                                 ============      ============

Computation of net income:

     Net income                                  $ 72,620,000      $ 72,620,000
                                                 ============      ============

Computation of  per share
     earnings:

     Net income divided by weighted
         average shares outstanding              $       1.89      $       1.89
                                                 ============      ============


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 348,870 and 424,124 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material

                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1994



                                                  Year Ended December 31, 1994
                                                 ------------------------------
                                                                       Fully
                                                   Primary           Diluted
                                                 ------------      ------------
Computation of weighted average
     shares outstanding:

     Common stock outstanding,
         January 1, 1994                           35,335,704        35,335,704

     Common stock issued due to
         exercise of options                           13,714            13,714

     Shares purchased by
         the Company                                  (13,294)          (13,294)
                                                 ------------      ------------

     Weighted average shares
         outstanding                               35,336,124        35,336,124
                                                 ============      ============

Computation of net income:

     Net income                                  $ 67,130,000      $ 67,130,000
                                                 ============      ============

Computation of  per share
     earnings:

     Net income divided by weighted
         average shares outstanding              $       1.90      $       1.90
                                                 ============      ============


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 256,904 and 255,536 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material